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                                  EXHIBIT 23.1
                              CONSENT OF KPMG LLP

The Board of Directors
EDGAR Online, Inc.

We consent to incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-41472 on Form S-3 of EDGAR Online, Inc. of our report dated February 1, 2000 relating to the balance sheets of EDGAR Online, Inc.
as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1999 and the related schedule, which report appears in the December 31, 1999 annual report on Form 10-K of EDGAR Online, Inc. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                                              /s/KPMG LLP
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                                                              KPMG LLP


Stamford CT
September 7, 2000